SUMMARY OF ATTACHED LEASE

Date:	March 8, 2007
Name and Address of Landlord:	RESEARCH PARK ASSOCIATES, INC. 423 Wakara Way, Suite 212 Salt Lake City, UT 84108-3534
Name and Address of Tenant:	MIP SOLUTIONS, INC. Attn: Ed Hunton 128 E Fairview Avenue Spokane, WA 99207
Leased Premises:	1786 leasable square feet
Lease Term:	60 months from rent commencement date
Rent Commencement Date:	1 April 2007
Rental:	$ 26,790.00 per annum, payable in 12 monthly payments in advance. This is calculated at $ 15.00 psf. NNN.
Increased Rental:	Adjustment every 12 months according to changes in consumer price index (CPI).
CAM Expenses:	Paid by Tenant on pro rata basis Current estimate: $6.65 /SF; $ 11,876.90 per annum
Parking:	A maximum of 4 parking stalls are allotted to tenant in the adjacent parking lot.
Use of Property:	Subject to provisions of Ground Lease.

CAUTION: This summary is intended to be used for convenience only. It is not part of the Lease Agreement which should be read in its entirety.

INDEX

LEASE AGREEMENT

THIS AGREEMENT is made and entered into as of the 8 day of March , 2007, by and between RESEARCH PARK ASSOCIATES, INC., (hereinafter referred to as "Landlord") and MIP Solutions, (hereinafter referred to as "Tenant").

LEASE OF PROPERTY

1.0 Landlord, in consideration of the rental to be paid and the covenants to be performed by Tenant, hereby leases to Tenant and Tenant hereby leases from Landlord, for the term, at the rental and upon the covenants and conditions herein set forth, a portion of that certain building (the "Building") situated at 421 Wakara Way, Salt Lake City, Utah, (Suite 203), more fully described on Exhibit "A", attached hereto and by this reference made a part hereof. The portion of the Building leased by Tenant hereunder (the "Leased Premises") consists of 1,500 net usable square feet and is more fully described and outlined on Exhibit "B", attached hereto and by this reference made a part hereof, and 286 square feet representing the proportionate share of the common areas of the Building, for a total leasable square footage under this Lease of 1,786. Tenant shall also have access to, and the right to the use of, a maximum of 4 parking spaces within the parking lot of the Building. Such spaces are not specifically reserved or designated. Tenant acknowledges that this Lease is made subject to all existing liens, encumbrances, deeds of trusts, mortgages and any other matters of record, and to all zoning, building and other governmental statutes, rules and regulations relating to the use or occupancy of the Leased Premises and the common areas.

TERM OF LEASE

2.0 The term of this Lease shall begin on the Rent Commencement Date, as herein defined, and end at the completion of 60 full months thereafter.

Upon receipt of written notice from TENANT of intent to vacate PREMESIS, LANDLORD shall make every reasonable effort to release PREMESIS. Thereafter, TERM OF LEASE shall end the day prior to the rent start date of the new lease. The replacement tenant shall be of equal or greater quality and the replacement lease shall be at equal or better terms. TENANT shall be responsible to reimburse any outstanding tenant improvement allowance, payable in-full upon termination of the lease. TENANT shall also be responsible for a prorated share of all releasing expenses incurred by owner based on the remaining term of the LEASE and the term of the new lease.

RENT COMMENCEMENT DATE

3.0 As used in this Lease, the term "Rent Commencement Date" shall be the date of substantial completion of the renovation of the space.

RENTAL

4.0 Tenant shall pay to Landlord, in legal tender at 423 Wakara Way, Suite 212, Salt Lake City, Utah 84108-3534 or such other address as Landlord may designate in writing from time to time, the following rentals, payable monthly on or before the first day of each month, in advance, without any deduction or offset whatsoever:

a. The total sum of $ 26,790 per year, payable in twelve (12) equal monthly payments of $ 2232.50 per month (the "base lease payment") for the first 12 months of this Lease. This lease rate is calculated at the rate of $ 15.00 per leasable square foot.

b. If the term of this Lease commences other than on the first day of a month or ends other than on the last day of a month, the monthly installment of rent for a partial month shall be pro rated on a thirty (30) day month, based on the number of days in such month that this Lease is in effect.

c. It is agreed that the lease payments specified in subparagraph 4(a), above, shall be reviewed and adjusted every 12 months from the Rent Commencement Date. Adjustments shall be made in accordance with the most recently adjusted "Consumer Price Index" (West Urban area) published by the United States Bureau of Labor Statistics. If said index is no longer published, then another authoritative and generally recognized index will be correlated to the last Consumer Price Index base. The new rental shall be such amount as bears the same ratio to the then current annual Consumer Price Index for urban consumers as the base Lease payment bore to the Consumer Price Index at the time the first rental was due under this Lease. Provided, that under no circumstances shall the rent so determined be lower than the base lease payment set forth herein.

d. Any installment of rent, other sum, or any portion of such installment or sum, required under this Lease to be paid by Tenant, if not paid when due or within ten (10) days thereafter, whether or not demand therefore is made or notice of default is given, shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid in full. In addition thereto, Landlord may charge a sum equal to three percent (3%) of each unpaid amount as a service fee to compensate Landlord for the additional time and expense necessitated in the handling of delinquent payments.

e. It is understood and acknowledged by the parties hereto that this Lease is what is commonly known as a "net, net, net" Lease, the parties hereto intending that Landlord shall receive the basic monthly rent provided for in this Paragraph 4.0 free and clear of any charges, costs or expenses of any nature whatsoever in connection with the ownership and operation of the Leased Premises or which arise or may be contemplated under any provision of this Lease during the term hereof, other than land lease payments or mortgage payments (hereinafter collectively "impositions"). Tenant shall also pay to the person respectively entitled thereto in

addition to the rent any and all of such impositions. It is the further intention of the parties hereto that this Lease, except as set forth herein, shall not be terminable for any reason by the Tenant, and that Tenant shall in no event be entitled to any abatement of or reduction in rent or other sums payable hereunder, except as herein expressly provided.

UTILITIES, TAXES AND INSURANCE

5.0 In addition to the rental provided herein, Tenant at its sole expense shall also pay:

a. Subject to the terms and conditions set forth in section 6 below, Tenant shall pay its proportionate share of all charges for electricity, gas, water, sewer and other utilities as such are allocated to Tenant by Landlord.

b. All personal property taxes levied on the Leased Premises, including but not limited to improvements, furnishings, trade fixtures, equipment and other items located thereon.

c. All premiums for fire and extended coverage insurance on the Leased Premises, equal to the replacement value of Tenant's improvements, trade fixtures, furnishings, equipment and other items located thereon. Such policy shall be obtained by Tenant from a company and/or appropriate programs of self-insurance acceptable to Landlord and shall name Landlord as loss payee . Tenant further waives as against Landlord any and all claims and demands for damages, loss, or injury to the contents of the Leased Premises which may be caused by fire and/or other perils which are subject to Tenant's extended coverage insurance.

d. The term "replacement value" shall be determined at the time the fire and extended coverage insurance is initially taken out, and Tenant shall promptly notify Landlord of such determination and deliver a copy of said insurance policy or certificate thereof to Landlord. Provided, that Landlord may at any time, but not more often than once every two years, by written notice to the Tenant, require the replacement value to be redetermined, whereupon such redetermination shall be promptly done and each party notified in writing of the results thereof. Evidence of current insurance coverage shall be delivered annually when requested to Landlord, however, whether or not such a redetermination made.

e. All premiums for public liability insurance covering the Leased Premises in the minimum amount of $1,000,000 per occurrence, with a $2,000,000 general aggregate, together with property damage insurance of not less than $1,000,000 per occurrence. The insurance policy shall be issued by an insurance company and/or appropriate programs of self-insurance acceptable to Landlord and shall name Landlord and Landlord's primary lender as additional insureds with respect to the negligent acts or omissions of the Tenant. The insurance policy shall include a waiver of subrogation in favor of the Landlord. All such insurance shall

provide coverage to insure the performance by Tenant of the indemnity agreement as to liability for injury or death of persons and damage to property subject to this Lease agreement. A copy of the insurance policy, certificate, or similar evidence of current coverage shall be delivered to Landlord annually when requested by Landlord.

5.1 Tenant further agrees to provide and pay for its own janitorial services, garbage removal and similar services, and to maintain the Leased Premises to the satisfaction of the Landlord.

5.2 To the extent that any utilities may be billed by common meter to the entire Building, those utilities shall be considered as part of the common area expenses of the Building and shall be paid in accordance with the terms of paragraph 6 below.

ALLOCATION OF SHARED EXPENSES

6.0 In addition to the payments required by this Lease, Tenant shall pay, in advance, without any deduction or offset whatsoever its proportionate share of common area expenses, together with taxes and insurance on the land and Building within ten (10) days of receipt of Landlord's statement as follows:

a. The term "common area" means all areas and facilities of the Building and the real property, not specifically leased to Tenant hereunder or to any third party and shall include, but not be limited to, the parking areas (subject to the terms of Paragraph 1.0 hereof), access and perimeter roads, landscaped areas, lights and light standards, conference rooms, employee lounges if any, restrooms, vending machine room, walks, stairways, corridors, sidewalks, signs, pipes and conduits, entrance doors, entrances and exits, canopies, carpet and all appliances or equipment used in connection therewith.

b. During the term of this Lease, Landlord shall operate, manage and maintain all common areas. The manner in which such areas and facilities shall be maintained shall be at the sole discretion of Landlord and the use of such areas shall be subject to such reasonable regulations and changes as Landlord shall make. Landlord grants to Tenant, during the term of this Lease, the non-exclusive right to use all common areas for the benefit of Tenant and Tenant's employees, customers and invitees. Tenant hereby agrees that Landlord shall have the right, for the purpose of accommodating the other tenants of the Building, to increase or decrease the configuration and dimensions or to otherwise alter the common corridors on any floor so long as Tenant's access to the Building, restrooms and stairwells is not prohibited thereby. Landlord also reserves the right, from time to time, to alter, close or relocate any of the common areas or any facility thereon so long as Tenants' business operations under the Lease are not materially interfered with.

c. Tenant shall pay Tenant's proportionate share of all costs and expenses as may be paid or incurred by Landlord during the lease term in operating, managing, equip-

ping, lighting, painting, repairing, replacing, securing and maintaining the common areas (specifically excluding land lease payments, if any) and Building as determined in accordance with generally accepted accounting principles consistently applied and allocated to any particular calendar year. Such costs and expenses shall include, but shall not be limited to: general maintenance and repairs; maintaining directional signs, drainage and lighting facilities; snow, garbage, and rubbish removal; cleaning and janitorial expenses; costs and expenses of replanting and replacing flowers and landscaping; common metered water and other utility charges; personal property taxes; fees for required licenses and permits; supplies; maintenance of all equipment, operating machinery, including but not limited to heating, ventilation and air conditioning equipment; and all property taxes or assessments or payments in lieu thereof levied or assessed against any or all of such areas.

d. Tenant shall pay Tenant's proportionate share of all costs and expenses for providing public liability, property damage, fire and extended coverage insurance for the common areas and the Building. Tenant shall also pay its proportionate share of all costs of insuring Landlord against loss of rental income resulting from any cause whether or not covered by fire or extended coverage insurance. Such policies shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insured. The policy shall be issued by an insurance company selected by Landlord with amounts of coverage established by Landlord.

e. Tenant shall pay Tenant's proportionate share of real estate taxes and assessments for the land described in Exhibit "A" attached hereto and for all improvements, including the Building, situated on the land. The term "real estate taxes and assessments" as used in this Paragraph 6.0(e) shall mean all real and personal property taxes and assessments, license taxes, sewer charges, improvement bonds and other governmental levies imposed by any authority having direct or indirect power to tax the Building, common areas and the land thereunder, together with any taxes or assessments imposed in substitution of or as a supplement to any taxes or assessments previously included within the definition of real estate taxes and assessments.

f. Any installment of common area expenses, or any portion thereof, required under this Lease to be paid by Tenant, if not paid when due or within ten (10) days after notice of default is given, shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid in full.

g. Tenant's "proportionate share" of such costs and expenses shall be calculated as a fraction, the numerator of which is the total amount of floor space of the Leased Premises leased to Tenant, and the denominator of which is the gross square footage of the Building. "Gross square footage" is defined to include all floor space in the Building which can be leased to tenants for any purpose expressly or impliedly permitted by the Master Lease, if any, and Protective Covenants applicable hereto. If the total amount of floor space of the Building should change at any

time during the term hereof, then Tenant's proportionate share shall undergo a corresponding change as of the time the change occurs. If any part of the term of this Lease is in effect only for a portion of a calendar year or other fiscal year period to which any given cost or expense relates, such cost or expense shall be pro rated on the basis of time. Notwithstanding anything to the contrary set forth in this Paragraph 6.0, Tenant acknowledges that the proportionate share of operating expenses it shall be paying monthly to Landlord are only Landlord's estimate of the actual operating expenses for the Building and the Leased Premises and, accordingly, from time to time, Landlord shall provide to Tenant a written statement ("Operating Statement") setting forth the actual operating expenses for the previous applicable period and the amount, if any, by which such actual operating expenses exceed the estimated operating expenses previously paid by Tenant during said period. If the proportionate amount of said actual operating expenses for said period for which Tenant is responsible for exceeds or is less than, as the case may be, the proportionate amount of the estimated operating expenses paid monthly by Tenant during such period, Tenant shall pay such excess within thirty (30) days following Landlord's delivery to Tenant of the Operating Statement or receive a credit against the then monthly rent and other charges payable by Tenant under the Lease, as the case may be.

h. In supplement to the foregoing shared expenses for which Tenant is responsible Tenant shall pay a reasonable charge determined by Landlord for any utilities, services or equipment required to be provided or installed by Landlord by reason of (1) any use by Tenant of any utilities or services in excess of utilities or services customarily provided by Landlord in the Building; or (2) any recurrent, unusual or unique use of the Leased Premises or any of the facilities or services customarily provided to Tenant by Landlord. In this connection, Tenant shall pay to Landlord all costs incurred by Landlord to cure any problem (including, but not limited to, any engineering, mechanical or other studies conducted by Landlord) created, caused by or arising out of the matters set forth above in this Paragraph 6.0(h)(1) and (2), together with any costs reasonably incurred by Landlord to meter or otherwise measure the amount of such utilities or services used by Tenant. Tenant shall also pay for any additional or unusual janitorial, maintenance or security services required by reason of Tenant's use of the Premises.

6.1 Landlord shall be responsible for, and shall bear the cost of maintenance of the foundations, roof and structural support portions of the Building. Landlord shall also be responsible for the maintenance of the common areas, subject to reimbursement in accordance with Paragraph 6.0 hereof. Landlord shall furnish to the Leased Premises during normal business days such amounts of air conditioning, heating and ventilation as may be reasonably necessary for the comfortable use and occupation of the Leased Premises. Landlord shall at all times furnish the Leased Premises with reasonable amounts of electricity for normal lighting and office machines and shall furnish water for lavatory and drinking purposes. Landlord shall provide janitorial service equivalent to that furnished in comparable office buildings and window washing as reasonably required. Landlord shall not be liable and the rent and other payments to Landlord shall not abate for interruptions to the

telephone, plumbing, heating, ventilating, air conditioning, electrical or other mechanical systems or cleaning services by reason of accident, emergency, shortages or for any other reasons beyond the control of Landlord. All maintenance and repair of the Leased Premises, including painting of walls, and maintenance, repair and replacement of equipment, with the exception of heating, ventilating and air conditioning equipment within the Leased Premises, shall be the responsibility of the Tenant.

6.2 Except as set forth in this Lease to the contrary, Tenant shall pay its proportionate share of any and all costs, expenses, taxes, fees, repairs, and any other sums pertaining but not limited to the use, operation and maintenance of the Leased Premises.

ACCEPTANCE OF PROPERTY

7.0 Execution of this Agreement and occupancy of the Leased Premises by Tenant constitute conclusive evidence that Tenant accepts the Leased Premises based on its own independent inspection and in its present condition, "as is" and that there are no representations or warranties with respect to the Leased Premises except as specifically provided herein.

IMPROVEMENTS BY TENANT

8.0 Tenant shall be solely responsible for all internal fixtures and improvements within the Leased Premises, including but not limited to, additions to electrical, mechanical, and plumbing facilities, floor coverings, walls, dividers, fixtures, shelving, equipment and machinery. Notwithstanding anything to the contrary contained herein, Tenant shall first obtain approval from Landlord for all improvements and installations on the Leased Premises; provided, Landlord shall not unreasonably withhold such consent. It is agreed that Tenant shall, in connection with its rental hereunder, be granted a one time allowance from Landlord in the amount of $ 15,000.00, for improvements to the leased premises, which may be used at any time prior to Lease Termination Date. Should Tenant choose to incur costs over and above the allowance herein provided, such additional costs shall be borne by Tenant. The Tenant shall have the option of contracting with Research Park Associates, Inc. (RPA) to provide all improvements within the leased premises or contracting separately with architects, contractors or mechanics of their choosing. Should Tenant choose to contract with RPA for improvements within the Leased Premises, Tenant shall provide satisfactory evidence of ability to pay the total cost of improvements and shall make such reasonable deposits as may be required by RPA. Should Tenant choose to contract separately for improvements within the Leased Premises, all such improvements, alterations or additions shall be accomplished by architects, contractors and/or mechanics approved by RPA. All such additions and improvements shall be accomplished in a first class, workmanlike manner. In no event shall Tenant make or permit any alterations, additions or improvements to the Leased Premises without first delivering a complete set of plans and specifications thereof to Landlord and obtaining Landlord's prior written consent which consent will not be unreasonably withheld or delayed. Tenant shall keep the Building and the land on which it is situated free from any and all liens arising pursuant to this Paragraph 8.0. Tenant shall provide Landlord with at least ten (10) days' prior written notice of Tenant's commencement of any work pursuant to

this Paragraph 8.0 in order that Landlord may post and/or record an appropriate notice of nonresponsibility. All costs incurred in improving the space leased hereunder as requested by the Tenant that shall exceed the tenant allowance as herein specified shall be the sole responsibility of the Tenant. Upon the termination of this Lease, Tenant shall remove additions and improvements installed by Tenant unless agreed otherwise with Landlord in writing, and such removal shall not damage the Leased Premises. In the event Tenant leaves any fixtures, additions and improvements, such improvements shall become the property of Landlord.

8.1 Should Tenant's improvements require additional space, changes in design or other alterations in order to comply with applicable fire codes, building codes, or similar governmental regulations, Tenant shall bear the entire cost of all such changes, including any increase in rental associated with the additional space.

8.2 If Tenant's improvements require alterations which affect any other tenant(s) in the building, Tenant agrees to compensate such other tenant(s) for the reasonable value of any expense, loss, damage, or interruption of business resulting therefrom.

8.3 Nothing contained herein shall be construed to grant Tenant an option to lease additional space in the Building. Any such option which may be granted by Landlord shall be the subject of a separate written agreement between the parties.

8.4 The Landlord reserves the right to give final approval on the decor of the leased space. The decor must be compatible and consistent with the rest of the Leased Premises.

8.5 The Tenant acknowledges that all delays in the delivery of equipment and furnishings unique to the needs of the Tenant shall be the sole responsibility of Tenant. Such delays shall not defer the Rent Commencement Date herein provided.

8.6 The Landlord acknowledges that the interior improvements and equipping of all of the common areas in the Building shall be completed at the sole expense of the Landlord.

USE OF LEASED PREMISES

9.0 Tenant acknowledges that the Building has been constructed upon real property situated in the University of Utah Research Park. The Leased Premises, therefore, is subject to strict requirements of occupancy and use resulting from the terms and conditions of the Declaration of Covenants, Conditions and Restrictions of the University of Utah.

9.1 Tenant further acknowledges its understanding that the Covenants and Master Lease substantially restrict the use of the Leased Premises to the purposes set out in the subject Covenants.

9.2 Tenant expressly warrants and represents that Tenant shall occupy and use the Leased Premises strictly in accordance with the uses permitted by the Covenants. Tenant shall also fully comply with all provisions of law and regulations applicable to the Leased Premises. Tenant, in addition, also agrees that:

a. Tenant, in connection with the use of the Leased Premises, shall not cause or allow any offensive noise, offensive odors, or any unsightly, unsanitary or unsafe conditions.

b. Tenant shall not store or park any materials, equipment, vehicles or any other items outside the Leased Premises except in areas specifically designated in writing by Landlord. Landlord shall attempt to accommodate Tenant's reasonable business needs.

c. Tenant shall fully cooperate with all other Tenants of the Building to ensure that the entire Building is in compliance with the Covenants; and that, also, the nature and tone of the activities in the Building are carried on in a professional and businesslike manner.

d. Tenant shall observe faithfully all rules and regulations pertaining to the Building and the Leased Premises as Landlord may from time to time reasonably adopt.

e. Tenant shall be solely responsible for providing all equipment, filters and the like required to fully comply with the provisions of this paragraph 9, and to avoid burdening other tenants in the Building with undue operating costs and the cost of equipment needed to serve the unique needs of the Tenant.

WASTE AND NUISANCE

10.0 Tenant shall not cause or allow any waste or destruction to the Leased Premises, nor shall Tenant perform any acts or carry on any practices which may injure the Building or be a nuisance or menace to other tenants in the Building, to neighboring properties or to the public in general.

COMPLIANCE WITH LAWS

11.1 Tenant shall fully comply with all laws and regulations of all applicable federal, state and local governmental entities and regulatory authorities with respect to Tenant's occupancy and use of the Leased Premises. Additionally, Tenant shall fully comply with all applicable state and federal rules, regulations and ordinances (collectively the "Environmental Regulations") relating to hazardous waste or hazardous substances with respect to Tenant's use of the Leased Premises. Further, Tenant shall indemnify, defend and hold Landlord harmless from any and all damages, costs, expenses and causes of action whatsoever relating in any way to Tenant's failure to fully comply with all Environmental Regulations.

11.2 Landlord covenants that common areas in the building to be used by the Tenant shall comply with all applicable state and local codes in effect at the time of the Lease, including requirements for accessibility by disabled persons in accordance with the standards provided in the American National Standards Institute (ANSI) A117.1-1986. Landlord

understands that as of January 26, 1992, he is required to comply with all applicable federal requirements as specified in the Code of Federal Regulations, 36 CFR 1191 Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (ADA), as such requirements apply to building common areas used by the Tenant, including requirements dealing with handicap parking, signage, striping, and access. Tenant covenants that the Leased Premises occupied by the Tenant is designed to comply with all state and local codes in effect at the time of this Lease, including requirements for accessibility by disabled persons in accordance with the standards provided in the American National Standards Institute (ANSI) A117.1-1986. Tenant understands and accepts responsibility for compliance with accessibility requirements as specified in the Codes of Federal Regulations, 36 CFR 1191 Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (ADA) within its Leased Premises as of January 26, 1992, the date the regulations in the ADA became effective.

MAINTENANCE

12.0 Tenant shall be solely responsible, at Tenant's expense to maintain and to keep clean the Leased Premises and to keep all portions of the Leased Premises in good repair throughout the term of this Lease. Landlord shall maintain exterior walls, halls, stairways, common areas, mechanical and heating equipment serving the entire Building, sidewalks, parking areas and surrounding grounds, subject to reimbursement pursuant to Paragraph 6.0 hereof.

SIGNS

13.0 Tenant shall not place, or allow to be placed or maintained on any exterior door, wall or window of the Leased Premises or of the Building or upon the surrounding grounds, any sign, awning, canopy or advertising of any other kind without the Landlord's prior written approval and consent which approval and consent shall not be unreasonably withheld.

ESTOPPEL CERTIFICATE

14.0 Tenant agrees that from time to time, upon not less that ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying:

a. That this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications);

b. The dates to which rentals and other charges have been paid; and

c. So far as Tenant is aware, Landlord is not in default under any provision of this Lease; and if Landlord is in default, specifying each such default of which Tenant may have knowledge, it being understood that any such statement so delivered may be relied upon by any prospective purchaser, Mortgagee, or assignee of any mortgage on the Building.

ATTORNMENT

15.0 Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Leased Premises or the Building, or in the event of any assignment, deed or transfer in lieu of foreclosure, attorn to the new owner of Landlord's interest in the Leased Premises and recognize such new owner as Landlord under this Lease.

NO LIENS

16.0 Tenant shall not cause or allow any claims, liens or encumbrances to be attached to the Leased Premises without the prior written consent of Landlord.

SURRENDER OF PROPERTY

17.0 Upon termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in the same condition as when the Leased Premises was received by Tenant, reasonable wear, tear, acts of God, and damage covered by fire and casualty insurance excepted.

ASSIGNMENT AND SUBLETTING

18.0 Tenant will not in any way assign, mortgage or otherwise encumber this Lease, in whole or in part, nor sublet any or all of the Leased Premises (herein sometimes collectively referred to as "Transfer") without the prior written consent of Landlord in each instance; provided that Landlord shall not unreasonably withhold its consent to Tenant's proposed sublease of the Leased Premises (and such standard of reasonableness shall apply only in the event of a proposed subletting of the Leased Premises by Tenant). Any attempted Transfer, assignment, subletting, license or hypothecation of this Lease or the Leased Premises or any part thereof, without the prior written consent of the Landlord, shall constitute a default hereunder and shall be void and confer no rights upon any third party. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against any assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

18.1 If the Leased Premises or any part thereof is sublet or occupied by anyone other than Tenant with Landlord's consent, Landlord shall continue to collect from Tenant the rent specified in paragraph 4 and common area reimbursements specified in paragraph 6 hereinabove; provided, however, if Tenant defaults in the payment of rent, and such default remains uncorrected more than five (5) days after Landlord serves notice of such default upon Tenant, Landlord at its option, may collect rent directly from the subtenant or occupant and apply the net amount collected to the rent herein reserved. No such collection of rent from an assignee, subtenant or occupant shall be deemed a waiver of the provision or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant

from any further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment, sublease, or Transfer both Tenant and any guarantor of this Lease shall remain fully liable under this Lease, and shall not be released from performing any of the terms, covenants and conditions of this Lease.

DAMAGE OR DESTRUCTION

19.0 If the Leased Premises is damaged by any cause covered by fire or other casualty insurance, Landlord shall cause the damage to be repaired with reasonable dispatch, but only to the extent of insurance proceeds actually received, and if the damage has rendered the Leased Premises untenantable in whole or in part, the rental shall be abated proportionately until the damage has been repaired. If the Leased Premises is rendered untenantable in whole or in part by any cause not covered by fire or casualty insurance, Landlord may, at his option, terminate this Lease and the tenancy hereby created by giving Tenant within thirty (30) days following the date of said occurrence, written notice of Landlord's election to terminate; and, in the event of any such termination, rent shall be adjusted as of the date of such occurrence.

19.1 If the Leased Premises is rendered either partially or wholly untenantable and Landlord does not elect to terminate this Lease, Landlord shall commence repairs within thirty (30) days after the date of such occurrence, subject to the provisions of any insurance policy which may affect the time for commencing repairs. Landlord shall complete such repairs in a timely and workmanlike manner in accordance with original specifications for the Leased Premises. If within 180 days after the date of the occurrence (but subject to delays in accordance with the provisions of Paragraph 31 hereof), Landlord will be unable to complete repairs required by the terms of this Lease, Tenant may, at its option, terminate this Lease and the tenancy hereby created by giving to Landlord within one hundred fifty (150) days following the date of such occurrence, written notice of election to terminate; and in the event of any such termination, rent shall be adjusted as of the date of such occurrence. If there is a dispute whether Landlord will be able to complete repairs within the time limit specified above, it shall be resolved by arbitration.

19.2 If, and to the extent not covered by applicable insurance, and, notwithstanding anything herein to the contrary, damages to the Leased Premises rendering either part or all of the Leased Premises untenantable is cause by the fault or neglect of Tenant, or by Tenant's agents or employees, there shall be no abatement of rent during the period the Leased Premises or part thereof is being restored and rendered tenantable.

19.3 If the Leased Premises or any portion thereof is taken or condemned by any authority under power of eminent domain or transferred by Landlord by agreement with such authority under threat of condemnation, with or without any condemnation action being instituted, (herein collectively "condemnation"), the term of this Lease shall terminate as to the portion of the Leased Premises so taken as of the date such authority takes title or possession of such portion of the Leased Premises, whichever first occurs. Tenant's rent shall be reduced as a result of such condemnation in the proportion that the floor area of the Building taken by such condemnation bears to the floor area of the Leased Premises

remaining following such condemnation. If twenty-five percent (25%) or more of the Building, common areas or the underlying land are taken by condemnation, Landlord shall have the option to terminate this Lease by written notice thereof to Tenant. If a taking of the Leased Premises interferes with Tenant's business operations under the Lease, Tenant shall have the option to terminate this Lease by written notice thereof to Landlord within thirty (30) days following such condemnation. If this Lease is not terminated as provided in this Paragraph 19.3, then Landlord shall repair any damage to the Building and/or common areas resulting from such condemnation; provided, however, in no event shall Landlord be obligated to spend more for such repairs than the portion of the condemnation award actually received by Landlord. Tenant shall, at its sole cost and expense, repair any damage to the Leased Premises resulting from such condemnation. Except as specifically set forth herein, Tenant shall not be entitled to any compensation, allowance, claim or offset of any kind against the Landlord or any condemning authority, as damages or otherwise. The termination of this entire Lease as provided in this Paragraph 19.3 shall act to release Landlord and Tenant from all further obligations or liabilities with respect to this Lease except for such obligations and liabilities which arise or accrue prior to such termination.

DEFAULT OF TENANT

20.0 In the event of Tenant's default at any time prior to the Rent Commencement Date, Landlord shall have the right, at its option, to terminate this Lease and to retain all monies theretofore paid by Tenant as liquidated damages. Landlord shall, in lieu thereof, have the option to continue specifically to enforce the terms of this Lease. After the Rent Commencement Date, the occurrence of any one or more of the following events shall constitute a material default by Tenant under this Lease;

a. The failure by Tenant to make any payment of rent or any other sum required to be made by Tenant under this Lease within ten (10) days after Tenant is in receipt of written notification from Landlord of failure to make payment of rent or other sums.

b. Tenant Transfers or mortgages or agrees to Transfer or mortgage this Lease or possession of all or any portion of the Leased Premises without Landlord's prior written consent.

c. The failure to comply with any of the other obligations of Tenant as provided in the Lease Agreement.

20.1 In the event Tenant or any guarantor of this Lease shall become bankrupt or insolvent, file any debtor proceedings, or take or have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property; or if Tenant or any such guarantor makes an assignment for the benefit of creditors or petitions for or enters into an arrangement; or if Tenant shall abandon the Leased Premises, or suffer

this Lease to be taken under any writ of execution, then Landlord, in addition to all other rights or remedies it may have, shall have the immediate right to re-enter and may remove all persons and property from the Leased Premises and place and store such property in a warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

20.2 On the occurrence of any default of this Lease, by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default do the following:

a. Landlord may, but shall not be obligated to, perform any one or more of the obligations of Tenant in default (including, but not limited to, payment of any sum, obtaining and maintaining any insurance policies, and maintaining and repairing the Leased Premises and Landlord may enter upon the Leased Premises for such purpose and take all such action thereon as may be necessary therefor. Notwithstanding anything contained in this Lease, in the event of an emergency, Landlord shall have the right to immediately perform the obligations of Tenant under this Lease without notice or demand and without liability to Tenant, subject to reimbursement of all liabilities, costs and expenses incurred by Landlord thereby as provided in this Paragraph 20. In the event Landlord performs such obligations of Tenant as provided herein, then Tenant shall promptly, but in no event later than three (3) business days following written demand therefore from Landlord, pay to Landlord all liabilities, costs and expenses (including, without limitation, attorneys' fees) incurred by Landlord arising out of, in connection with or resulting from such performance by Landlord, together with interest thereon at the highest lawful rate from the respective dates of Landlord's making each such payment or incurring each such liability, cost and expense (subject to Paragraph 4.0(d) hereof) until payment thereof, and same shall constitute additional rent hereunder.

b. Landlord may elect to continue the term of this Lease in full force and effect and not terminate Tenant's right to possession of the Leased Premises, in which event Landlord shall have the right to enforce any rights and remedies granted by this Lease or by law or equity against Tenant, including, without limitation, the right to collect when due rent and/or other sums payable hereunder. Landlord shall not be deemed to have elected to terminate this Lease unless Landlord gives Tenant written notice of such election to terminate. Landlord's acts of maintenance or preservation of the Building or efforts to relet the Leased Premises shall not terminate this Lease; or

c. Landlord may elect by written notice to Tenant to terminate this Lease at any time after the occurrence of any default of this Lease by Tenant. If Landlord elects to terminate this Lease, Landlord may, at its option, re-enter the Leased Premises. Should Landlord elect to re-enter, as herein provided, or should Landlord take

possession pursuant to legal proceedings, or pursuant to any notice provided for by law, Landlord may either terminate this Lease or it may, from time to time, without terminating this Lease make such alterations and repairs as may be necessary to relet the Leased Premises and may thereafter relet the subject Property and any part thereof for such term or terms (which may be for a term extending beyond the lease term) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs for repairs in the Leased Premises other than repairs for normal wear, tear, acts of God, or for damage covered by fire and casualty insurance; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than the rental required to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency that shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the costs of recovering the Leased Premises and reasonable attorney's fees, all of which amounts shall immediately be due and payable from Tenant to Landlord.

20.3 On termination of this Lease by reason of Tenant's default, Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to:

a. The cost of recovering possession of the Leased Premises;

b. Reasonable expenses of reletting (including, but not limited to, advertising costs, necessary renovation and alteration of the Building and the cost of any concessions which Landlord gives to relet the Leased Premises, reasonable attorney's fees, and any real estate commissions paid or payable by Landlord applicable to the unexpired term of this Lease) notwithstanding the foregoing, the amount of such expenses shall not exceed the remaining accelerated amount due under the Lease, including but not necessarily limited to, Rental and common area expenses;

c. The worth at the time of award by a court of competent jurisdiction of the amount:

(i) of any unpaid rent which had been earned at the time of termination; plus

(ii) by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) by which the unpaid rent for the balance of Lease term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. "The worth at the time of award" as used in subparagraphs (i) and (ii) above is to be computed by allowing interest at the rate of eighteen percent (18%) per annum. "The worth at the time of award" as used in subparagraph (iii) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Leased Premises at the time of the award plus one percent (1%). If, prior to an award by a court of competent jurisdiction, Landlord re-leases the Leased Premises following a termination by reason of Tenant's default, the rent charged by Landlord on such releasing shall be deemed to be the rental value of the Leased Premises for the purpose of calculation of the damages which Landlord may recover from Tenant.

ACCESS BY LANDLORD

21.0 Landlord or Landlord's agent shall have the right to enter the Leased Premises during usual business hours to examine the same; to assist in promotion of the Building and the University of Utah Research Park; to show the Leased Premises to prospective purchasers or lessees of the Building or the Leased Premises; and to make such repairs, alterations, improvements or additions to the Building or the Leased Premises as Landlord may deem necessary or desirable. Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent shall in no wise abate during the time such repairs, alterations, improvements or additions are being made by reason of loss or interruption of business of Tenant or otherwise.

21.1 In the event of an emergency and if Tenant shall not be personally present or permit an entry into the Leased Premises, Landlord or Landlord's agents may enter the same by a master key or may forcibly enter the same without rendering Landlord or such agents liable therefore and without in any manner affecting the obligations and covenants of this Lease except Landlord shall be solely responsible for any damages caused by any unrea-

sonable forcible entry. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatever for the care, maintenance or repair of the Building or any part thereof, except as otherwise herein specifically provided.

QUIET ENJOYMENT

22.0 As long as Tenant timely pays the rents provided herein, and upon the observance and performance of all the covenants, conditions and terms on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Lease term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by or through or under Landlord, subject nevertheless to the terms and conditions of this Lease.

22.1 Notwithstanding anything to the contrary contained in this Lease, the parties acknowledge that it may become necessary for Landlord to reallocate the space Leased in the Building from time to time as conditions warrant. If it becomes necessary for Landlord to reallocate space in order to accommodate the needs of other tenants, Tenant agrees to relocate subject to the following conditions:

a. Ninety (90) days prior written notice by Landlord;

b. Allocation of comparable space and tenant improvements to Tenant by Landlord;

c. Written consent by Tenant which shall not be unreasonably withheld;

d. Compensation for the reasonable value of and expense, loss, damage or interruption of business caused by the relocation either by Landlord or by Tenant for whose benefit the relocation is made.

e. Relocation of Tenant will take place on a mutually agreed weekend or after normal business hours unless agreed to in writing by Tenant.

INDEMNIFICATION AND WAIVER

23.0 Tenant is a governmental entity and is subject to the Utah Governmental Immunity Act, Section 63-30-1 et seq., Utah Code Ann. (1993 and Supp. 1999), as amended (the "Act"). Nothing in this Agreement shall be construed as a waiver of any rights or defenses applicable to Tenant under the Act, including without limitation, the provisions of Section 63-30-34 regarding limitation of judgments. Subject to the Act, Tenant shall indemnify and save harmless Landlord and Landlord's agent from and against any and all loss, cost (including attorney's fees), damages, expense and liability (including statutory liability and

liability under worker's compensation laws) in connection with claims for damages as a result of injury or death of any person, or property damage to any property sustained by Landlord which arises from or in any manner grows out of any act or neglect on or about the leased premises by Tenant, Tenant's partners, agents, employees, customers, invitees, contractors and subcontractors. Landlord shall indemnify and save harmless Tenant from and against any and all loss, cost (including attorney's fees), damages, expense and liability (including statutory liability and liability under worker's compensation laws) in connection with claims for damages as a result of injury or death of any person, or property damage to any property sustained by Tenant which arises from or in any manner grows out of any act or neglect on or about the leased premises by Landlord, Landlord's partners, agents, employees, customers, invitees, contractors and subcontractors.

23.1 Waiver of Rights of Recovery. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause-of-action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders, customers, invitees, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could be insured against under the terms of an industry standard "special form" property insurance contract and an industry standard commercial general liability insurance contract, regardless of cause or origin, including negligence of the other party thereto, its agents, partners, shareholders, officers, directors, customers, invitees or employees.

HOLDING OVER

24.0 Any holding over after the expiration of the Lease term shall be construed to be a tenancy from month to month and not as an extension of this Lease. During any such holdover, all appropriate terms and conditions of this Lease shall apply; and the rental shall be the fair market rental rate then in effect.

SUBJECT TO LEASE AND MORTGAGE

25.0 The parties hereby expressly acknowledge and agree that the terms of this Lease are expressly subject to, and conditioned upon, all terms and provisions of:

a. The Protective Covenants described above.

b. The terms and conditions of all existing mortgages, deeds of trust or other security arrangements on the Building.

c. The terms and conditions of any Leases or mortgages, deeds of trust or other security instruments which may hereafter affect the Leased Premises, the Building or the land thereunder, and Tenant will execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating the Lease to said ground Lease and/or mortgage.

25.1 So long as Tenant has been provided with copies of the same, Tenant agrees to comply strictly with the terms of such covenants and mortgages, deeds of trust or other security instruments, if any. In the event of any conflict between the terms of this agreement or any mortgage, the terms of such, covenants or mortgage shall govern.

NO WAIVER

26.0 Waiver by either party of the breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by either party unless such waiver is given in writing by such party.

ACCORD AND SATISFACTION

27.0 No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed accord and satisfaction; and Landlord may accept such check payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy in this Lease provided.

ENTIRE AGREEMENT

28.0 This Agreement is the entire agreement of the parties and supersedes all prior agreements, negotiations and undertakings between the parties with regard to development and Lease of the Leased Premises, except as expressly provided herein. This Agreement may not be changed by any party hereto except by an agreement, in writing, signed by all parties hereto.

NO PARTNERSHIP

29.0 Landlord does not, in any way or for any purpose, by this Lease become a partner of Tenant in the conduct of its business or otherwise, or joint venture or a member of a joint enterprise with Tenant.

FORCE MAJEURE

30.0 In the event that either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder, by reason of strikes, lock-outs, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, natural disaster, or other reason of a like nature, not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, the performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

NOTICES

31.0 Any notices required to be sent to the parties hereunder must be sent to them by certified or registered mail at the addresses shown herein, or to such other addresses specified in writing.

Research Park Associates, Inc.
Attn: Randy J. Green
423 Wakara Way, Suite 212
Salt Lake City, UT 84108

MIP Solutions, Inc.
Attn: Ed Hunton
128 E Fairview Avenue
Spokane, WA 99207

MEANING OF TERMS

32.0 Whenever the context so requires, the neuter gender shall include the masculine and feminine and the singular number shall include the plural.

PARAGRAPH NUMBERS AND HEADINGS

33.0 Headings and paragraph numbers have been inserted herein solely for convenience and reference and shall not be construed to affect the meanings, construction or effect of this Agreement.

PARTIAL INVALIDITY

34.0 If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid and unenforceable shall not be affected thereby; and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

NO OPTION

35.0 The submission of this Lease for examination does not constitute a reservation of, or option for, the Leased Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

DEFAULT

36.0 If either party defaults in any of the covenants or agreements herein contained, the defaulting party shall pay all costs and expenses, including reasonable attorney's fees incurred by the other party in enforcing its rights arising under this Agreement, whether incurred through legal action or otherwise.

RECORDING

37.0 Tenant shall not record this Lease or any memorandum thereof without the prior written consent of Landlord. Upon the request of Landlord, Tenant shall join in the execution of a memorandum or so called "short form" of this Lease for the purposes of recordation. Such memorandum or short form of this Lease shall incorporate this Lease by reference and shall contain such other provisions (consistent with this Lease) as Landlord may require.

BINDING

38.0 This Agreement shall be binding upon and inure to the benefit of the parties hereto, their agents, successors and assigns.

GOVERNING LAW

39.0 This Agreement shall be construed pursuant to the laws of the State of Utah.

TRANSFER BY LANDLORD

40.0 Landlord may transfer its interest in the Building, the underlying land and/or this Lease, or any portion thereof, without the consent of Tenant, at any time and from time to time. The obligations of Landlord pursuant to this Lease shall be binding upon Landlord and its successors only during their respective period(s) of ownership except that Landlord and its successors shall be relieved of their obligation to refund security deposits and other funds to Tenant which they have received from Tenant or a predecessor Landlord only to the extent they transfer such amounts to their respective transferees.

DEFAULT BY LANDLORD

41.0 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time following its due date, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligation is

such that more than thirty (30) days are required for performance (and subject to further extension pursuant to Paragraph 31.0 hereof), then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes its efforts to satisfy such obligation. Tenant shall not offset against any rent or other sums due from Tenant under this Lease any amount due or claimed to be due to Tenant from Landlord whether arising pursuant to this Lease or otherwise. Tenant waives any statutory or other right, to the fullest extent it may legally do so, which permits Tenant the right of offset. Any notice to Landlord by Tenant of Landlord's default under this Lease shall also be concurrently provided, by registered or certified mail, to the lessor of any ground or underlying Lease and all mortgagees whose mortgages affect the Building or the underlying land whose address shall have been furnished to Tenant (collectively "Mortgagee Notice"). The Mortgagee's Notice shall offer such lessor or Mortgagee a reasonable opportunity to cure the default, including the time to obtain possession of the Building or the underlying land or any portion thereof by power of sale or judicial foreclosure, if such action should be necessary to cure Landlord's default.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

LANDLORD:

RESEARCH PARK ASSOCIATES, INC.

By: ______________________________
Randy J. Green
Its: President

Date: ______________________________

TENANT:

MIP SOLUTIONS

By: ______________________________
Jeff Lamberson
Its: President

Date: ______________________________

EXHIBIT "A"

Legal Description

EXHIBIT "B"

Leased Premises